Exhibit 99.1

J.Jill, Inc. Announces Completion of Refinancing Transaction

Expects Annual Cash Interest Expense Savings of Approximately $2.0 Million

Quincy, MA – December 15, 2025 – J.Jill, Inc. (NYSE:JILL) (“J.Jill” or the “Company”) today announced that it has successfully completed the refinancing of its existing credit agreement with a new $75 million senior secured five-year term loan facility. The refinancing replaces the Company’s previous term loan credit agreement dated April 5, 2023, providing enhanced financial flexibility and improved terms. The facility is provided by an affiliate of Manulife | Comvest Credit Partners, CCP Agency, LLC as Administrative Agent, Collateral Agent, and Sole Lead Arranger.

“This refinancing demonstrates our commitment to maintaining a strong balance sheet while preserving operational and strategic flexibility,” stated Mark Webb, Chief Financial and Operating Officer of J.Jill, Inc.

With the closing of this transaction and excluding the one-time impact of accelerated debt issuance costs, the Company expects annual cash interest expense savings of approximately $2.0 million.

Morgan, Lewis & Bockius LLP served as legal advisor to the Company in connection with the refinancing transaction.

About J.Jill, Inc.

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through over 200 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, expected market growth and any activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Such statements are often identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects,” “goal,” “target” (although not all forward-looking statements contain these identifying words) and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions and are not guarantees of future performance. Because forward-looking statements relate to the future, by their nature, they are inherently subject to a number of risks, uncertainties, potentially inaccurate assumptions and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in any forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding: (1) our sensitivity to changes in economic conditions and discretionary consumer spending; (2) the material adverse impact of pandemics, other health crises or natural disasters on our operations, business and financial results; (3) our ability to anticipate and respond to changing customer preferences, shifts in fashion and industry trends in a timely manner; (4) our ability to maintain our brand image, engage new and existing customers and gain market share; (5) the impact of operating in a highly competitive industry with increased competition; (6) our ability to successfully optimize our omnichannel operations, including our ability to enhance our marketing efforts and successfully realize the benefits from our investments in new technology, for example our upgraded point-of-sale system and recently implemented order management system; (7) our ability to use effective marketing strategies and increase existing and new customer traffic; (8) any interruptions in our foreign sourcing operations and the relationships with our suppliers and agents; (9) any increases in the demand for, or the price of, raw materials used to manufacture our merchandise and other fluctuations in sourcing and distribution costs; (10) any material damage or interruptions to our information systems; (11) our ability to protect our trademarks and other intellectual property rights; (12) our indebtedness restricting our operational and financial flexibility; (13) our ability to manage our inventory levels, size assortments and merchandise mix; (14) the fact that we are no longer a controlled company; (15) the impact of any new or increased tariffs; (16) our management succession plan; and (17) other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”), including the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. We caution investors, potential investors and others not to place considerable reliance on the forward-looking statements in this press release and in the oral statements made by our representatives. Any such forward-looking statement speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Michael McMullan / Danielle Poggi

Berns Communications Group

mmcmullan@bcg-pr.com /dpoggi@bcg-pr.com